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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147021) pertaining to the Genoptix, Inc. 2001 Equity Incentive Plan, 2007 Equity Incentive Plan, 2007 Employee Stock Purchase Plan and the 2007 Non-Employee Directors' Stock Option Plan of our report dated February 1, 2008, with respect to the consolidated financial statements and schedule of Genoptix, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
San Diego, California February 8, 2008

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  Exhibit 23.1